EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant

Section 906 of Sarbannes-Oxley Act of 2002

In connection with the Annual Report of Matrix Service Company (The “Company”) on Form 10-K for the period ending May 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Hall, Vice President, Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbannes-Oxley Act of 2002, that based on our knowledge:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is deemed to accompany this Annual Report on Form 10-K, but is not deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, an amended, or otherwise.

Date: August 22, 2003

/s/ MICHAEL J. HALL

Michael J. Hall Vice President—Finance and Chief Financial Officer